Exhibit 99.2

26/F, Tower 1, HKRI Taikoo Hui

288 Shimen Road

Shanghai 200041, PRC

T: (86-21) 5298-5488

F: (86-21) 5298-5492

junhesh@junhe.com

Legal Opinion

To:	Q&K INTERNATIONAL GROUP LIMITED

Room 1607, Building A,

No. 596 Middle Longhua Road,

Xuhui District, Shanghai

Date: October 7, 2019

Re: PRC Legal Opinion on Certain PRC Law Matters

Dear Sirs/Madams,

We are qualified lawyers of the People’s Republic of China (the “PRC”, for purposes of this legal opinion (the “Opinion”) only, excluding the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan) and are qualified to issue a legal opinion on the laws and regulations of the PRC.

We have acted as the PRC counsel of Q&K International Group Limited (the “Company”), a company incorporated under the laws of the Cayman Islands, in connection with (i) the proposed initial public offering (the “Offering”) by the Company of the American Depositary Shares (“ADSs”), in accordance with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933 (as amended) and (ii) the Company’s proposed listing and trading of the ADSs on the NASDAQ ((i) and (ii) above collectively, the “Transactions”).

In so acting, we have examined the Registration Statement, the originals or copies certified or otherwise identified to our satisfaction, of documents provided to us by the Company and such other documents, corporate records, certificates, approvals and other instruments as we have deemed necessary for the purpose of rendering this opinion, including, without limitation, originals or copies of the agreements and certificates issued by PRC authorities and officers of the Company (“Documents”). In such examination, we have assumed the accuracy of the factual matters described in the Registration Statement and that the Registration Statement and other documents will be executed by the parties in the forms provided to and reviewed by us. We have also assumed the genuineness of all signatures, seals and chops, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies, and the truthfulness, accuracy and completeness of all factual statements in the documents.

I     DEFINITIONS

The following terms as used in this Opinion are defined as follows:

“Government Agency”	means any competent government authorities, courts, arbitration commissions, or regulatory bodies of the PRC. “Government Agencies” shall be construed accordingly as the context may require.

“Governmental Authorization”	means any approval, consent, permit, authorization, filing, registration, exemption, waiver, endorsement, annual inspection, qualification and license required by the applicable PRC Laws to be obtained from any Government Agency.

“HK Subsidiary”	means Qingke (China) Limited, a company incorporated in Hong Kong of which 100% equity interest is indirectly owned by the Company.

“M&A Rules”	means the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration of Industry and Commerce, China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange of the PRC on August 8, 2006 and as amended on June 22, 2009.

“PRC Group Companies”	include the (i) VIE, a company incorporated in the PRC which is subject to the control by the Company through the VIE Agreements; (ii) all the PRC subsidiaries of VIE as listed in Schedule 1 attached hereto; and (iii) Qingke (Shanghai) Artificial Intelligence Technology Co., Ltd. (青客(上海)人工智能科技有限公司), of which 100% equity interest is owned by the HK Subsidiary

“PRC Shareholders”	means, collectively, the shareholders of the VIE. “PRC Shareholder” shall be construed accordingly.

“PRC Laws”	means any and all laws, regulations, statutes, rules, decrees, notices, and supreme court’s judicial interpretations currently in force and publicly available in the PRC as of the date hereof.

“Prospectus”	means the prospectus, including all amendments or supplements thereto, that forms part of the Registration Statement.

“VIE”	means Shanghai Qingke E-Commerce Co., Ltd. (上海青客电子商务有限公司)

“VIE Agreements”	means the series of contractual arrangements among set forth in “Corporate History and Structure – Contractual Arrangements with the VIE and its Shareholders” of the Registration Statement and the Prospectus.

“WFOE”	means Q&K Investment Consulting Co., Ltd. (上海青客投资咨询有限公司), a company established in the PRC of which 100% equity interests are indirectly owned by the Company.

Capitalized terms used herein and not otherwise defined herein shall have the same meanings described in the Registration Statement.

II. PRC LAWS

We do not purport to be an expert on or to be generally familiar with or qualified to issue legal opinions based on any laws other than the PRC Laws. Accordingly, we express or imply no opinion directly or indirectly on the laws of any jurisdiction other than the PRC.

III	OPINIONS

Based upon the foregoing, save as disclosed in the Registration Statement and subject to the qualifications set out below, we are of the opinions that:

(1)

Incorporation and Existence. Each of the WFOE and the PRC Group Companies has been duly incorporated and Each of the WFOE and the PRC Group Companies is validly existing as a limited liability company or a limited partnership and has legal person status under the PRC Laws and its business license and articles of association are in full force and effect under, and in compliance with, the PRC Laws. All the equity interests of each of the WFOE and the PRC Group Companies are legally owned by its respective shareholders or partners, as the case may be, and to our best knowledge after due and reasonable inquiries, other than the equity interests of VIE, such equity interests are free and clear of all security interest, encumbrances, mortgage, pledge, liens, equities or claims. Except as provided in the VIE Agreements, there are no outstanding rights, warrants or options to acquire or instruments convertible into or exchangeable for, nor any agreements or other obligations to issue or other rights to convert any obligation into, any equity interest in any of the WFOE and the PRC Group Companies. All Governmental Authorizations required for the ownership by the shareholders of their respective equity interests in each of the PRC Group Companies have been duly obtained.

(2)

Corporate Structure. The descriptions of the corporate structure of the WFOE and the PRC Group Companies and the VIE agreements set forth in “Corporate History and Structure” section of the Registration Statement and the Prospectus are true and accurate and nothing has been omitted from such description which would make the same misleading in any material respects. The ownership structures of PRC Group Companies are not in violation of, and immediately after the consummation of the Transactions will not result in violation of, any PRC Laws currently in effect, and no Governmental Authorization or any necessary steps required under the PRC Laws other than those already obtained is required under the existing PRC Laws for the establishment of such shareholding structures.

We are of the opinion that,

(a)

Each of the VIE Agreements has been duly authorized, executed and delivered by the WFOE, the VIE and its PRC Shareholders who are parties thereto and is valid and legally binding to each party to such agreements under the current PRC Laws; each of the WFOE, the VIE and its PRC Shareholders has, to the extent applicable, taken all necessary corporate actions to authorize the performance thereof; each of the WFOE, the VIE and its PRC Shareholders has the power and capacity (corporate or otherwise) to enter into and to perform its/his obligations under such VIE Agreements;

(b)	Both currently and immediately after giving effect to this Offering, the VIE Agreements among the WFOE, the VIE and its PRC shareholders governed by PRC Laws are valid, binding and enforceable;

(c)

Except as disclosed in the Registration Statement, no Governmental Authorizations are required under the PRC Laws in connection with the VIE Agreements or the performance of the terms thereof or for the transactions contemplated thereunder, other than those already obtained, provided, however, any exercise by the WFOE of its rights will be subject to: (A) the approval of and/or registration with the Governmental Agencies for the resulting equity transfer; and (B) the exercise price for equity transfer under the VIE Agreements complying with the PRC Laws;

(d)

Each of the VIE Agreements does not and the execution and delivery thereof by the parties thereto, the due performance by each of the parties thereto of its obligations thereunder, and the due consummation by each of the parties thereto of the transactions contemplated therein, did not, do not and will not (A) result in any violation of the provisions of articles of association or business license of such party that is a PRC Group Company or any Governmental Authorization, as applicable; (B) result in any violation of or penalty under any PRC Laws or any decree, judgment or order of any Government Agency or any court in the PRC applicable to such party that is a PRC Group Company or a PRC Shareholder; (C) to the best of our knowledge after due and reasonable inquiries, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any license, indenture, mortgage, deed of trust, loan agreement, note, lease or any other material agreement or instrument governed by the PRC Laws to which any such party that is a PRC Group Company or a PRC Shareholder or by which any of them is bound or to which any of their property or assets is subject and to the best of our knowledge after due and reasonable inquiries, no such VIE Agreement has been amended or revoked or is liable to be set aside under any PRC Laws for (A), (B) and (C) above. However, there are substantial uncertainties regarding the interpretation and application of current or future PRC Laws and there can be no assurance that the Government Agencies will ultimately take a view that is consistent with our opinion stated above.

The statements set forth in the Prospectus under the captions “Risk Factors — Risks Related to Our Corporate Structure” are fair and accurate summaries of the matters described therein, and nothing has been omitted from such summaries that would make the same misleading in any material respect.

(3)

M&A Rules. The M&A Rules, in particular the relevant provisions thereof, purport, among other things, to require offshore special purpose vehicles formed for the purpose of obtaining a stock exchange listing outside of PRC and controlled directly or indirectly by Chinese companies or natural persons, to obtain the approval of the CSRC prior to the listing and trading of their securities on any stock exchange located outside of PRC.

Based on our understanding of the PRC Laws, we are of the opinion that the CSRC’s approval is not required for the Transactions, including, but not limited to, the listing and trading of the Company’s ADSs on the NASDAQ, in the context of this Offering, given that (a) the WFOE was incorporated as a wholly foreign-owned enterprise by means of direct investment rather than by merger or acquisition of equity interest or assets of a PRC domestic company owned by PRC companies or individuals as defined under the M&A Rules that are the beneficial owners of the Company; and (b) no provision in the M&A Rules clearly classifies the contractual arrangement under the VIE Agreements as a type of transactions subject to the M&A Rules.

The statements set forth in the Registration Statement and the Prospectus under the captions “Risk Factors —Risks Related to Doing Business in China — The approval of the China Securities Regulatory Commission may be required in connection with this offering under a regulation adopted in August 2006, as amended, and, if required, we cannot predict whether we will be able to obtain such approval” are fair and accurate summaries of the matters described therein, and nothing has been omitted from such summaries that would make the same misleading in any material respect.

(4)

Enforceability of Civil Procedures. There is uncertainty as to whether the courts of the PRC would: (i) recognize or enforce judgments of United States courts obtained against the Company or directors or officers of the Company predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in each respective jurisdiction against the Company or directors or officers of the Company predicated upon the securities laws of the United States or any state in the United States.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between the PRC and the country where the judgment is made or on reciprocity between jurisdictions. The PRC does not have any treaties or other agreements with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against the Company or the directors and officers of the Company if they decide that the judgment violates the basic principles of PRC Laws or national sovereignty, security or public interest.

(5)

Taxation. The statements set forth under the caption “Taxation” in the Registration Statement insofar as they constitute statement of PRC tax law, are accurate in all material respects and that such statements constitute our opinion. We do not express any opinion herein concerning any law other than PRC tax law.

(6)

Statements in the Prospectus. The statements in the Registration Statement and the Prospectus under the headings “Prospectus Summary”, “Risk Factors”, “Corporate History and Structure”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Enforceability of Civil Liabilities”, “Dividend Policy”, “Business”, “Management”, “Related Party Transactions”, “Regulation”, “Taxation” and “Legal Matters” (other than the financial statements and related schedules and other financial data contained therein to which we express no opinion), to the extent such statements relate to matters of the PRC Laws or documents, agreements or proceedings governed by the PRC Laws, are true and accurate in all material respects, and fairly present and fairly summarize in all material respects of the PRC Laws, documents, agreements or proceedings referred to therein, and nothing has been omitted from such statements which would make the statements, in light of the circumstance under which they were made, misleading in any material aspect.

IV	QUALIFICATIONS

This Opinion is subject to the following qualifications:

(1)

This Opinion is limited to the matters set forth herein and is subject to the effectiveness of any future change, amendment, alteration or adoption of any PRC Laws. The interpretation and implementation of the PRC Laws are subject to the legislative, regulatory, administrative and judicial discretion of relevant authorities.

(2)

This Opinion is intended to be used in the context which is specifically referred to herein and each section should be looked on as a whole regarding the same subject matter and no part shall be extracted for interpretation separately from this Opinion.

(3)

This Opinion is subject to the effects of (i) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, national security, good faith and fair dealing, applicable statutes of limitation, and the limitations by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditor’s rights generally; (ii) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable or fraudulent; (iii) judicial discretion with respect to the availability of injunctive relief, the calculation of damages, and the entitlement of attorneys’ fees and other costs; and (iv) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in connection with the interpretation, implementation and application of relevant PRC Laws.

This Opinion is rendered to you for the purpose hereof only, and save as provided herein, this Opinion shall not be quoted nor shall a copy be given to any person (apart from the addressee and its legal counsel) without our express prior written consent, except where such disclosure is required to be made by the applicable law or is requested by the SEC or any other regulatory agencies.

We hereby consent to the use of this Opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the use of our firm’s name under the captions “Risk Factors,” “Enforceability of Civil Liabilities,” “Corporate History and Structure,” “Taxation,” and “Legal Matters” in the Registration Statement and the Prospectus. In giving such consent, we do not thereby admit that we fall within the category of the person whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

The remainder of this page is intentionally left blank.

Yours faithfully,

/s/ JunHe LLP
JunHe LLP

SCHEDULE 1

PRC Group Companies

1.	Shanghai Qingke E-Commerce Co., Ltd. (上海青客电子商务有限公司) (“VIE”)

2.	Shanghai Qingke Equipment Rental Co., Ltd. (上海青客设备租赁有限公司)

3.	Shanghai QingKe Trade Co., Ltd. (上海青客贸易有限公司)

4.	Shanghai Guqing Property Management Co., Ltd. (上海谷青物业管理有限公司)

5.	Shanghai Tangqing Property Management Co., Ltd. (上海唐青物业管理有限公司)

6.	Shanghai Lingqing Property Management Co., Ltd. (上海凌青物业管理有限公司)

- 80% equity interests owned by Shanghai Qingke Equipment Rental Co., Ltd.

7.	Shanghai Minqing Property Management Co., Ltd. (上海闵青物业服务有限公司)

- 60% equity interests owned by Shanghai Qingke Equipment Rental Co., Ltd.

8.	Shanghai Qing Teng Investment Management Center (Limited Partnership) (上海青腾投资管理中心(有限合伙)

9.	Shanghai Qingke Creative Industry Supporting Property Management Co., Ltd. (上海青客创意产业配套物业管理有限公司)

10.	Suzhou Qingke Information Technology Co., Ltd. (苏州青客信息科技有限公司)

11.	Tianjin Qingke Apartment Management Co., Ltd. (天津青客公寓管理有限公司)

12.	Chengdu Qingke Apartment Management Co., Ltd. (成都青客公寓管理有限公司)

13.	Nanjing Qingke Apartment Management Co., Ltd. (南京青客公寓管理有限公司)

14.	Hefei Qingke Property Management Co., Ltd. (合肥青客物业管理有限公司)

15.	Xiamen Qingke Apartment Management Co., Ltd. (厦门青客公寓管理有限公司)

16.	Wuhan Qingke Apartment Hotel Management Co., Ltd. (武汉青客公寓酒店管理有限公司)

17.	Guangzhou Qingke Apartment Hotel Management Co., Ltd. (广州青客公寓酒店管理有限公司)

18.	Beijing Qingke Property Management Co., Ltd. (北京青客物业管理有限公司)

19.	Shanghai Qingke Public Rental Housing Leasing Management Co., Ltd. (上海青客公共租赁住房租赁经营管理股份有限公司)

20.	Shanghai Baoshan Qingke Public Rental Housing Operation and Management Co., Ltd. (上海宝山青客公共租赁用房运营管理有限公司)

21.	Hangzhou Qingke Apartment Management Co., Ltd. (杭州青客公寓管理有限公司)

22.	Jiaxing Qingke Public Rental Housing Leasing Management Co., Ltd. (嘉兴青客公共租赁住房投资管理股份有限公司)

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23.	Jiaxing Qingke Talent Apartment Construction and Development Co., Ltd. (嘉兴青客人才公寓建设开发有限公司)

24.	Jiaxing Huicai Property Management Co., Ltd. (嘉兴汇才物业管理有限公司)

25.	Shanghai Ketong Industry Co., Ltd. (上海科彤实业有限公司)

26.	Qingke (Shanghai) Artificial Intelligence Technology Co., Ltd. (青客(上海)人工智能科技有限公司 )

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